Exhibit 21
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                                  SUBSIDIARIES

                                                                 Jurisdiction of
                     Name                                         Incorporation
---------------------------------------                          ---------------

Dirt Devil, Inc. (1)                                              Ohio

Royal Appliance Receivable, Inc. (1)                              Ohio

Royal Appliance FSC, Inc. (1)                                     U.S.V.I.

Royal Appliance International Co. (1)                             Delaware

RADDCO, S.A. DE C.V. (1)                                          Mexico

Royal Vacuum Cleaner Co. (1)                                      Ohio

Royal Appliance Luxembourg S.A.H. (2)                             Luxembourg


(1)    Company is a wholly-owned subsidiary of the Registrant.

(2)    Company is a wholly-owned subsidiary of the Royal Appliance International
       Co.




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